SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15,1999. Kemper Aggressive Growth Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For     Against   Abstain
      1,847,287   29,533    49,996

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

         For     Against   Abstain
      1,577,051   97,970   175,809

Investment policies

         For     Against   Abstain
      1,576,966  98,386    175,477

Diversification

         For     Against   Abstain
      1,578,017  97,336    175,477

Borrowing

         For     Against   Abstain
      1,577,575  97,983    175,271

Senior securities

         For     Against   Abstain
      1,578,782  96,571    175,477

Concentration

         For     Against   Abstain
      1,578,279  97,074    175,477

Underwriting of securities

         For     Against   Abstain
      1,578,563  96,789    175,477

Investment in real estate

         For     Against   Abstain
      1,578,782  96,571    175,477

Purchase of commodities

         For     Against   Abstain
      1,578,587  96,766    175,477

Lending

         For     Against   Abstain
      1,578,534  96,818    175,477

Margin purchases and short sales

         For     Against   Abstain
      1,575,786  99,566    175,477

Pledging of assets

         For     Against   Abstain
      1,573,645  101,708   175,477

Purchases of securities

         For     Against   Abstain
      1,575,672  99,680    175,477



 20